Exhibit 99.1

Soluna Completes Project Dorothy 2, Increasing Operational Capacity by 64% to 123 MW

The 98 MW site achieves over 3.9 EH/s of sustainable compute with 95% uptime and industry-leading efficiency

ALBANY, NY — November 13, 2025— Soluna Holdings, Inc. (“Soluna” or the “Company”) (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, today announced the completion and full energization of Project Dorothy 2, the 48 MW second phase of its flagship Project Dorothy in West Texas.

With this milestone, the 100 MW Project Dorothy campus is now fully operational — delivered on time and on budget — bringing Soluna’s total energized data center capacity to 123 MW and over 5 EH/s, a 73.3% increase since April 2025.

“Dorothy 2 represents disciplined execution and a major step forward for Soluna,” said John Belizaire, CEO of Soluna. “Our team delivered a complex, large-scale project on schedule, proving that Renewable Computing can be deployed quickly, reliably, and sustainably. It’s exciting to be growing again.”

Built behind the meter at a 150 MW wind farm, Project Dorothy converts curtailed renewable energy into productive computing power for Bitcoin mining and AI. The site’s modular design enables rapid scaling while maintaining operational efficiency and flexibility.

Powered by Soluna’s proprietary MaestroOS™ platform, the site leverages intelligent monitoring, precise data, and full-stack automation to enable faster decisions, higher uptime, and seamless grid integration.

Project Dorothy 2 Highlights:

●	Energized in three construction phases, each delivered on time and on budget
●	Early revenue generation began within six months of groundbreaking
●	Now Soluna’s highest-performing site, managing over 2 EH/s independently

Key Site Milestones for Project Dorothy 1 & 2

As of November 10, 2025

●	Total Capacity: 98 MW (Bitcoin Mining)
●	BTC Allocation: 25 MW proprietary mining, 73 MW hosting
●	Hosting Customers: 5 industry-leading partners
●	Deployed Mining Rigs: >30,000
●	Operating Hashrate: >3.9 EH/s
●	Fleet Efficiency: 24 J/TH
●	Uptime: >94% during operational hours
●	Energy Consumption: ~80,000 MWh of otherwise wasted energy is used annually
●	Power Price: $32.5/MWh

The transition to full operations for Projects Dorothy 1 and 2 has created 18 full-time local jobs, as well as additional indirect roles supporting maintenance, logistics, and services across the region.

With Project Dorothy 2 fully online, Soluna continues to advance its 1 GW+ of Renewable Computing projects, including 166 MW Project Kati, currently under construction. Each site is designed to transform underutilized renewable energy into scalable, sustainable computing infrastructure for the world’s fastest-growing digital workloads, including Bitcoin mining and AI.

Soluna continues its tradition of naming its data centers after women scientists who help catalyze major innovation. Project Dorothy is named after Dorothy Vaughan, an African American mathematician and “human computer” who worked for the National Advisory Committee for Aeronautics and NASA in 1939, exemplifying innovation and excellence in computing.

More information on Project Dorothy and Soluna’s data center projects can be found at www.solunacomputing.com.

Soluna’s glossary of terms can be found here.

Safe Harbor Statement by Soluna

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business, our expectations with respect to the completion of Project Kati, and other statements that are predictive in nature. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident,” and similar statements. Soluna may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (“SEC”), in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of the press release, and Soluna undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The Company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

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Contact

Public Relations

West of Fairfax for Soluna

Soluna@westof.co